EXHIBIT 21  -  SUBSIDIARIES OF THE REGISTRANT MONARCH SERVICES, INC.


                                                       Percent
                                    Jurisdiction      of voting
                                      in which        Securities
NAME OF CORPORATION                 Incorporated        Owned
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Girls' Life, Inc.                     Maryland           100%

Creampuffs, Inc.                      Maryland           100%

Broken Windows, Inc.                  Maryland           100%

Girlslife.com, Inc.                   Maryland           100%

Adam Corp                             Maryland           100%
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